UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2016

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35813	98-0376008
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Hi-Tech Park 2/4 Givat Ram, PO Box 39098, Jerusalem, Israel	91390
(Address of Principal Executive Offices)	(Zip Code)

+972-2-566-0001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 24, 2016 (the "Effective Date"), Oramed Ltd. (the "Subsidiary"), a wholly-owned subsidiary of Oramed Pharmaceuticals Inc. (the "Company"), entered into a General Technical Agreement (“Agreement”) with Premas Biotech Pvt. Ltd ("Premas") for the scale-up process development and production of one of its oral capsule ingredients. In addition, this agreement is required under the Amended and Restated Technology License Agreement between the Subsidiary, the Company and Hefei Tianhui Incubator of Technologies Co. Ltd. (“HTIT”), dated December 21, 2015, as previously disclosed in the Company’s Current Report on Form 8-K, filed on December 28, 2015. According to the Agreement, Premas will develop production processes and provide services to HTIT regarding certain parts of the manufacturing of the product known as ORMD-0801 in the People’s Republic of China, Macau and Hong Kong.

The Agreement commenced on the Effective Date and, unless terminated earlier, will remain in effect until the successful completion of the services as contemplated in the Agreement.

As consideration for its services, the Subsidiary will pay Premas an aggregate amount of up to $4.3 million that will be paid over the term of the engagement and based on the achievement of certain development milestones.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

	By:	/s/ Nadav Kidron
	Name:	Nadav Kidron
July 27, 2016	Title:	President and CEO

3